EXHIBIT 10.33






                           PRIVILEGED AND CONFIDENTIAL


                                                     Date


[ Name ]
[ Title ]
Columbus McKinnon Corporation
140 John James Audubon Parkway
Amherst, New York  l4228-1197


Dear _________:


          Columbus McKinnon Corporation (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

          The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including you, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

          In order to induce you to remain in the employ of the Company in your current executive position, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment in your current executive position with the Company is terminated under the circumstances described below subsequent to a "change in control of the Company" (as defined in Section 2).


          1. TERM OF AGREEMENT. This agreement shall commence on November 1, 1997, and shall continue in effect through October 31, 1998; provided, however, that commencing on November 1, 1998, and each November 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than August 31 of such year, the Company shall have given notice that it does not wish to extend this Agreement (provided that no such notice may be given during the pendency of a potential change in control of the Company, as defined in Section 2); and provided, further, that if a change in control of the Company, as defined in Section 2, shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such change in control occurred. Notwithstanding anything provided herein to the contrary, the term of this Agreement shall not extend beyond the end of the month in which you attain "normal retirement age" under the provisions of the Columbus McKinnon Corporation Monthly Retirement Benefit Plan (or any amendment, restatement or successor thereto) or any other tax-qualified retirement plan of the Company or any of its subsidiaries in which you are participating (any such plan being referred to herein as the "Company Pension Plan").


          2. CHANGE IN CONTROL, POTENTIAL CHANGE IN CONTROL. (i) No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if

               (a) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the Company's then outstanding voting securities;

               (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c) the stockholders of the Company approve a reorganization, merger or consolidation of the Company with any other Company, other than (1) a reorganization, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation or (2) a reorganization, merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Company's then outstanding voting securities;

               (d) any Person or Persons acquire all or substantially all of the assets of the Company, whether in a single transaction or series of transactions; or

               (e) the stockholders of the Company approve a plan of dissolution or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (ii) For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if:

               (a) the Company enters in an agreement, the consummation of which would result in the occurrence of a change in control of the Company;

               (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company;

               (c) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), or a person who is then currently properly eligible to file and has properly filed a Schedule 13G (or any successor filing) pursuant to the Exchange Act and the rules and regulations thereunder, indicating beneficial ownership of securities of the Company and stating that the securities were acquired in the ordinary course of business and were not acquired with the purpose nor with the effect of changing or influencing the control of the Company, for so long as such statement is true and correct) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities and, without the written consent of the Company, increases within a one-year period his beneficial ownership of such securities by 3 percentage points or more; or

               (d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Company has occurred.


          3. TERMINATION FOLLOWING CHANGE IN CONTROL. (i) GENERAL. If any of the events described in Section 2 constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in Section 4(iii) upon termination of your employment within thirty-six (36) months following such a change in control of the Company unless such termination is (a) because of your death or Disability, (b) by the Company for Cause, or (c) by you other than for Good Reason. In the event your employment with the Company is terminated for any reason and subsequently a change in control of the Company should have occurred, you shall not be entitled to any benefits hereunder.

          (ii) DISABILITY. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty
(30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

          (iii) CAUSE. Termination by the Company of your employment for "Cause" shall mean termination (a) upon the commission by you of a willful serious act, such as embezzlement, against the Company which is intended to enrich you at the expense of the Company or upon your conviction of a felony involving moral turpitude or (b) in the event of willful, gross neglect or willful, gross misconduct resulting in either case in material harm to the Company. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.


          (iv) GOOD REASON. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a change in control of the Company of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3(vi)) specified in the Notice of Termination (as defined in Section 3(v)) given in respect thereof:

               (a) a reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting, all management personnel of the Company;

               (b) the Company's requiring you to be based at a Company office more than 50 miles from the Company's offices at which you are principally employed immediately prior to the date of the change in control except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

               (c) the failure by the Company to pay to you any portion of your current compensation within seven (7) days of the date such compensation is due or any portion of your compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

               (d) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Agreement; or

               (e) the assignment to you of any duties or responsibilities that are inconsistent with your position, duties, responsibilities or status immediately preceding such change in control.

          Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.



          (v) NOTICE OF TERMINATION. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (vi) DATE OF TERMINATION, ETC. "Date of Termination" shall mean (a) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such 30-day period), and (b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than thirty (30) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if the Notice of Termination is not properly given, prior to the Date of Termination (as determined without regard to an extension of such Date of Termination as described in this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding arbitration award; and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. During the pendency of any dispute,
(i) the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection and (ii) you will have no obligation to perform any duties as an employee of the Company on or after the Date of Termination (as determined without regard to an extension of such Date of Termination as described in the preceding sentence). Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.



          4. COMPENSATION UPON TERMINATION OR DURING DISABILITY. Following a change in control of the Company, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment as the case may be, provided that such period of disability or termination occurs during the term of this Agreement:

          (i) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(ii) hereof.
Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

          (ii) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

          (iii) If your employment by the Company should be terminated by the Company other than for Cause or Disability or if you should terminate your employment for Good Reason, you shall be entitled to the benefits provided below:

               (a) the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due;

               (b) in lieu of any  further  salary  payments  to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Subsection (iv), a lump sum severance payment (together with the payments provided in paragraphs (c), (d), (e) and (f) below, the "Severance Payments") equal to three (3) times the sum of (x) your annual rate of base salary in effect on the Date of Termination and (y) the greater of (a) the annual target bonus (annualized in the case of any bonus paid with respect to a partial year) under the Company's then current Executive Incentive Plan and Corporate Incentive Plan or any then current similar plans (the "Management Incentive Plans") in effect on the Date of Termination or (b) the annual target bonus (annualized in the case of any bonus paid with respect to a partial year) under the Management Incentive Plans in effect immediately prior to such change in control;

               (c) the Company shall pay to you all reasonable legal fees and expenses incurred by you as a result of such termination, including all such fees and expenses, if any, as incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement if you prevail in a legal or arbitration proceeding with respect thereto on its merits;

               (d)  for  a  period  of   thirty-six   (36)  months   after  such
          termination, the Company shall (i) arrange to provide you with all benefits under the Company's medical, prescription, dental, employee life and group life plans and programs, which are substantially similar to those which you were receiving immediately prior to the change in control or (ii) reimburse you for your out-of-pocket costs for providing yourself with any medical, prescription, dental, employee life and group life plans and programs which are substantially similar to those which you were receiving immediately prior to the change in control;

               (e) at your option, you may either elect in writing (i) to continue to participate in the Company Pension Plan (and be deemed to have continued to be employed by the Company for a period of three (3) additional years and deemed to have accumulated three (3) additional calendar years of compensation (for purposes of determining your pension benefits under the Company Pension Plan), in an amount equal to the amount determined under clause (1) of Section 4(iii)(b)
          hereof), in which case you would be fully vested under the Company Pension Plan as of the Date of Termination, but in no event shall you be deemed to have continued to be employed by the Company after your normal retirement age, or (ii) to receive from the Company a lump sum payment, in cash, equal to the actuarial equivalent of the retirement pension (determined as a straight life annuity commencing at age 65) which you would have accrued under the terms of the Company Pension Plan (without regard to the limitations imposed by section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment to the Plan made subsequent to a change in control of the Company and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if you were fully vested thereunder and had continued to be employed by the Company (after the Date of Termination) for three (3) additional years and as if you had accumulated three (3) additional calendar years of compensation (for purposes of determining your pension benefits thereunder), each in an amount equal to the amount determined under clause (1) of Section 4(iii)(b) hereof, but in no event shall you be deemed to have continued to be employed by the Company after your normal retirement age. For purposes of this Subsection, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Company Pension Plan immediately prior to the change in control of the Company;

               (f) the Company shall provide to you outplacement services with an outplacement firm selected by you for a period of up to six months and for an amount not to exceed $25,000; and

               (g) notwithstanding anything to the contrary contained in any stock option agreement, you shall be fully vested as of the date of the change in control in any and all stock options held by you immediately prior to such change in control; and

          (iv) The payments provided for in Subsection (iii) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the fifth day after demand therefor by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

          (v) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.

          (vi) Notwithstanding any provision of this Agreement to the contrary, the aggregate present value of all "payments in the nature of compensation" (within the meaning of Section 28OG of the Code) provided to you in connection with a change in control of the Company or the termination of your employment shall be one dollar less than the amount that is fully deductible by the Company under Section 28OG of the Code and, to the extent necessary, payments and benefits under this Agreement shall be reduced in order that this limitation not be exceeded. It is the intention of this Subsection (vi) to avoid excise taxes on you under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 28OG of the Code.


          5. SUCCESSORS, BINDING AGREEMENT. (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a change in control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

          (iii) The Company expressly acknowledges and agrees that you shall have a contractual right to the benefits provided hereunder, and the Company expressly waives any ability, if possible, to deny liability for any breach of its contractual commitment hereunder upon the grounds of lack of consideration, accord and satisfaction or any other defense. In any dispute arising after a change in control of the Company as to whether you are entitled to benefits under this Agreement, there shall be a presumption that you are entitled to such benefits and the burden of proving otherwise shall be on the Company.

          (iv) All benefits to be paid hereunder shall be in addition to any disability, workers' compensation, or other Company benefit plan distribution, unpaid vacation or other unpaid benefits that you have at the Date of Termination.

          (v) Notwithstanding anything to the contrary contained in this Agreement, in the event that the scope or extent of your employment duties or responsibilities with the Company are reduced as determined by the Company in its sole discretion, this Agreement shall terminate and the Company shall have no further obligations to you hereunder. The Company shall deliver to you a written notice (the "Termination Notice") of such determination and this Agreement shall terminate effective upon your receipt of the Termination Notice; provided, however, that no Termination Notice shall be effective if delivered within thirty (30) days of a change in control of the Company.


          6. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


          7. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oklahoma without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. In the event of a change in control of the Company during the term of this Agreement, the obligations of the Company under
Section 4 shall survive the expiration of the term of this Agreement consistent with the periods referenced in Section 4.


          8. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


          9.   COUNTERPARTS.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


          10. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.


          11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of the Agreement supersedes the provisions of all prior change in control agreements entered into between you and the Company and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.


          12. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, except with respect to the internal affairs of the Company and its stockholders, which shall be governed by the General Corporation Law of the State of Delaware.

     If this letter sets forth our agreement on the subject matter thereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.


                                       Sincerely,

                                       COLUMBUS McKINNON CORPORATION



                                            By:
                                               ----------------------------
                                               Name:
                                               Title:



Agreed as of the
                 ---------
day of
      ---------------



-------------------------------------
       Executive